UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2005

BEAR STEARNS ASSET BACKED SECURITIES I LLC (as depositor under an Grantor Trust Agreement dated as of October 7, 2005, providing for, inter alia, the issuance of Mortgage-Backed Grantor Trust Certificates, Series 2005-4)

Bear Stearns Asset Backed Securities I LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-125422	20-0842986
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

388 Madison Avenue New York, New York		10179
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 272-2000

Item 2.01.	Acquisition or Disposition of Assets.

For a description of the Certificates and the Mortgage Pool, refer to the Grantor Trust Agreement.

Item 8.01.	Other Events.

On or about October 7, 2005, the Registrant will cause the issuance and sale of approximately $2,592,585,000 principal amount of Mortgage-Backed Grantor Trust Certificates, Series 2005-4 (collectively, the “Certificates”) pursuant to an Grantor Trust Agreement, dated as of October 7, 2005, between Bear Stearns Asset Backed Securities I LLC, Wells Fargo Bank, N.A. and U.S. Bank National Association, as Grantor Trustee.

In connection with the sale of the Certificates by Bear, Stearns & Co. Inc., Lehman Brothers Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and Citigroup Global Markets Inc. (the “Underwriters”), the Registrant has been advised that the Underwriters have furnished to prospective investors certain yield tables and other computational materials (the “Computational Materials”) with respect to the Class I-A-1, Class I-A-2, Class I-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A, Class V-A, I-M-1, Class I-M-2, Class I-M-3, Class M-1, Class M-2 and Class M-3 Certificates following the effective date of Registration Statement No. 333-125422, which Computational Materials are being filed as exhibits to this report.

The Computational Materials have been provided by the Underwriters. The information in the Computational Materials is preliminary and may be supplemented by the Prospectus Supplement relating to the Certificates and by any other information subsequently filed with the Securities and Exchange Commission.

The Computational Materials were prepared by the Underwriters at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

In addition, the actual characteristics and performance of the mortgage loans underlying the Certificates (the “Mortgage Loans”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of a particular class of Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Item 601(a) of Regulation S-K Exhibit No.	Description
1	99

Computational Materials --

Computational Materials (as defined in Item 8.01) that have been provided by the Underwriters to certain prospective purchasers of American Home Mortgage Investment Trust 2005-4, Mortgage-Backed Grantor Trust Certificates, Series 2005-4 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:	/s/ Baron Silverstein
Name:	Baron Silverstein
Title:	Vice President

Dated: October 7, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description	Page
1	99	Computational Materials	Filed Manually